UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 17, 2024, Flexsteel Industries, Inc. (“Company”) entered into a Board Observer Agreement with F. Brooks Bertsch (“Agreement”). Under the Agreement, Mr. Bertsch was appointed to serve as an observer to the Board of Directors, entitled to attend and provide input at meetings of the Board of Directors (“Board”) and committee meetings thereof, subject to certain limitations set forth in the Agreement. Mr. Bertsch will not have voting rights afforded to Board members. Mr. Bertsch will not receive any compensation for his participation as a Board observer but will be entitled to reimbursement of expenses. The Company agreed to indemnify Mr. Bertsch with respect to claims arising as a result of his participation as a Board observer to the same extent a Board member is indemnified. During the term of the Agreement and for a period of six (6) months thereafter, the Company has agreed that the Board will not appoint or nominate for election a person whose nomination was at the request of a shareholder or shareholders unless the Board simultaneously appoints, or the Company enters into an agreement with Observer that provides for the simultaneous appointment or nomination for election (as applicable) of, Observer or another qualified designee of Observer to the Board. The Agreement is terminable at any time by either the Company or Mr. Bertsch.

Mr. Bertsch is a partner of and co-founder of Intersect Wealth Advisors, a boutique multi-family office serving high net worth individuals and families. The Company believes that Mr. Bertsch, who is a fifth-generation heir to the Company’s founder, will bring an in-depth understanding of, and expertise in, the furniture industry and public markets to the Board.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8- K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has announced that Timothy P. Newlin, VP – Strategic Business Development’s last day with the Company will be on April 30, 2024. “I would like to thank Tim for the significant contributions he has made over his 27 years with Flexsteel,” states Jerry Dittmer, CEO. “We wish him all the best with his future endeavors.”

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Board Observer Agreement between the Company and F. Brooks Bertsch, dated April 17, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexsteel Industries, Inc.

Date:	April 18, 2024	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer